                                                                  EXHIBIT 10.37

--------------------------------------------------------------------------------




                 STOCK ACQUISITION AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                 MACHINERY, INC.

                                  ROGER D. KING

                                ROBERT A. GREENER

                            OKLAHOMA MACHINERY, INC.

                           CRESCENT MACHINERY COMPANY

                                       AND

                            CRESCENT OPERATING, INC.







                                  JUNE 4, 1998




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                      Page
ARTICLE I -- THE MERGER..................................................................1
         1.1  The Merger.................................................................1
         1.2  Effective Time of the Merger...............................................1
         1.3  Closing  ..................................................................2
         1.4  Effects of the Merger......................................................2
         1.5  Articles of Incorporation..................................................2
         1.6  Bylaws   ..................................................................2
         1.7  Directors..................................................................2
         1.8  Officers ..................................................................2
         1.9  Taking of Necessary Action.................................................2

ARTICLE II -- CONVERSION OF SECURITIES; MERGER CONSIDERATION.............................3
         2.1  Conversion of Securities...................................................3
         2.2  Merger Consideration.......................................................3
         2.3  Adjustment of Merger Consideration.........................................3
         2.4  No Dissenting Shares.......................................................5
         2.5  Exchange of Certificates...................................................5
         2.6  Pledge Agreement...........................................................5

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF
         SELLERS AND THE COMPANY.........................................................5
         3.1  Corporate Organization.....................................................5
         3.2  Qualification..............................................................5
         3.3  Charter and Bylaws.........................................................5
         3.4  Capitalization of the Company..............................................5
         3.5  Authority Relative to This Agreement.......................................6
         3.6  Noncontravention...........................................................7
         3.7  Governmental Approvals.....................................................7
         3.8  No Subsidiaries............................................................7
         3.9  Shares   ..................................................................7
         3.10  Financial Statements......................................................7
         3.11  Absence of Undisclosed Liabilities........................................8
         3.12  Absence of Certain Changes................................................8
         3.13  Tax Matters...............................................................8
         3.14  Compliance With Laws......................................................9
         3.15  Legal Proceedings.........................................................9
         3.16  Title to Properties.......................................................9
         3.17  Sufficiency and Condition of Properties..................................10
         3.18  Real Property............................................................10
         3.19  Tangible Personal Property...............................................11
         3.20  Leased Property..........................................................11
         3.21  Inventory................................................................12
         3.22  Receivables..............................................................12
         3.23  Intellectual Property....................................................12

                                                                                      Page
         3.24  Permits .................................................................13
         3.25  Agreements...............................................................13
         3.26  ERISA   .................................................................14
         3.27  Environmental Matters....................................................15
         3.28  Labor Relations..........................................................16
         3.29  Employees................................................................17
         3.30  Insider Interests........................................................17
         3.31  Insurance................................................................17
         3.32  Financial Requirements...................................................18
         3.33  Bank Accounts and Powers of Attorney.....................................18
         3.34  Books and Records........................................................18
         3.35  Illegal Payments.........................................................18
         3.36  Offerings of Securities..................................................18
         3.37  Investment Intent........................................................18
         3.38  Disclosure of Information................................................19
         3.39  Investment Experience....................................................19
         3.40  Restricted Securities....................................................19
         3.41  Legend  .................................................................19
         3.42  Brokerage Fees...........................................................19
         3.43  Disclosure...............................................................20
         3.44  Representations and Warranties on Closing Date...........................20

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES
         OF CRESCENT AND PARENT.........................................................20
         4.1  Corporate Organization....................................................20
         4.2  Qualification.............................................................20
         4.3  Charter and Bylaws........................................................20
         4.4  Capitalization of Crescent................................................21
         4.5  Authority Relative to This Agreement......................................21
         4.6  Noncontravention..........................................................21
         4.7  Governmental Approvals....................................................21
         4.8  Crescent Shares...........................................................21
         4.9  Brokerage Fees............................................................22
         4.10  Financial Statements.....................................................22
         4.11  Representations and Warranties on Closing Date...........................22

ARTICLE V -- CONDUCT OF COMPANY PENDING CLOSING.........................................22
         5.1  Conduct and Preservation of Business......................................22
         5.2  Restrictions on Certain Actions...........................................22

ARTICLE VI -- ADDITIONAL AGREEMENTS.....................................................24
         6.1  Access to Information.....................................................24
         6.2  Third Party Consents......................................................25
         6.3  Employment and Noncompetition Agreement...................................25
         6.4  Employee and Employee Benefit Plan Matters................................25
         6.5  Title Insurance and Surveys...............................................25
         6.6  Uncollected Receivables...................................................26
         6.7  Public Announcements......................................................27

                                                                                      Page
         6.8  Notice of Litigation......................................................27
         6.9  Notification of Certain Matters...........................................27
         6.10  Fees and Expenses........................................................27
         6.11  Transfer Taxes...........................................................27
         6.12  Survival of Covenants....................................................28

ARTICLE VII -- CONDITIONS TO OBLIGATIONS OF SELLERS.....................................28
         7.1  Representations and Warranties True.......................................28
         7.2  Covenants and Agreements Performed........................................28
         7.3  Legal Proceedings.........................................................28
         7.4  Other Documents...........................................................28

ARTICLE VIII -- CONDITIONS TO OBLIGATIONS OF CRESCENT AND PARENT........................29
         8.1  Representations and Warranties True.......................................29
         8.2  Covenants and Agreements Performed........................................29
         8.3  Certificate...............................................................29
         8.4  Opinion of Counsel........................................................29
         8.5  Legal Proceedings.........................................................29
         8.6  Consents .................................................................29
         8.7  No Material Adverse Change................................................29
         8.8  Employment Agreement......................................................29
         8.9  Unacceptable Encumbrances; Title Insurance................................30
         8.10  Due Diligence............................................................30
         8.11  Other Documents..........................................................30

ARTICLE IX -- TERMINATION, AMENDMENT AND WAIVER.........................................31
         9.1  Termination...............................................................31
         9.2  Effect of Termination.....................................................31
         9.3  Amendment.................................................................31
         9.4  Waiver   .................................................................32
         9.5  Remedies Not Exclusive....................................................32

ARTICLE X -- SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION...............................32
         10.1  Survival.................................................................32
         10.2  Indemnification by Sellers...............................................32
         10.3  Indemnification by Crescent..............................................32
         10.4  Threshold for Crescent Claims............................................33
         10.5  Limitations on Crescent Claims...........................................33
         10.6  Procedure for Indemnification............................................33

ARTICLE XI -- MISCELLANEOUS.............................................................34
         11.1  Notices .................................................................34
         11.2  Entire Agreement.........................................................34
         11.3  Binding Effect; Assignment; No Third Party Benefit.......................34
         11.4  Severability.............................................................34
         11.5  GOVERNING LAW............................................................35
         11.6  Further Assurances.......................................................35
         11.7  Descriptive Headings.....................................................35

                                                                                      Page
         11.8  Gender  .................................................................35
         11.9  References...............................................................35
         11.10  Counterparts............................................................35
         11.11  Injunctive Relief.......................................................35
         11.12  Jurisdiction and Venue..................................................36

ARTICLE XII -- DEFINITIONS..............................................................36
         12.1  Certain Defined Terms....................................................36
         12.2  Certain Additional Defined Terms.........................................37

                 STOCK ACQUISITION AGREEMENT AND PLAN OF MERGER

         THIS STOCK ACQUISITION AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 4, 1998, is made by and among Machinery, Inc., an Oklahoma corporation (the "Company"), Roger D. King, an individual ("King"), Robert A. Greener ("Greener"), (King and Greener being referred to herein individually as a "Seller" and collectively as "Sellers"), Crescent Operating, Inc., a Delaware corporation ("Crescent"), Crescent Machinery Company, a Texas corporation and a wholly-owned subsidiary of Crescent ("Parent"), and Oklahoma Machinery, Inc., a Texas corporation and a wholly owned subsidiary of Parent ("Sub").

         WHEREAS, Sellers own in the aggregate all the outstanding shares of common stock, par value $1.00 per share, of the Company (the "Shares"); and

         WHEREAS, the respective Boards of Directors of Crescent, Parent, Sub, and the Company have determined that the acquisition of the Company by Parent is desirable and in the best interests of the shareholders of the respective companies; and

         WHEREAS, the respective Boards of Directors of Crescent, Parent, Sub, and the Company, and Parent, acting as the sole shareholder of Sub, and Sellers, acting as the sole shareholders of the Company, have approved the merger of the Company with and into Sub upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the Company desires to join in the execution of this Agreement for the purpose of evidencing its consent to the consummation of the foregoing transaction and for the purpose of making certain representations and warranties to and covenants and agreements with Crescent and Parent;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Sellers, and Crescent, Parent and Sub hereby agree as follows:

                             ARTICLE I -- THE MERGER

         1.1 The Merger. At the Effective Time, and on the terms and subject to the conditions set forth in this Agreement, the Company shall be merged with and into Sub (the "Merger"), Sub shall continue its corporate existence under the Texas Business Corporation Act ("State Law") as the surviving corporation in the Merger (the "Surviving Corporation"), and the separate corporate existence of the Company shall cease. Articles I and II constitute a plan of merger pursuant to Article 5.01 of State Law and an agreement of merger pursuant to Section 1082 of the Oklahoma General Corporation Act (the "OGCA").

         1.2 Effective Time of the Merger. At the Closing, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Texas articles of merger in such form as required by, and executed in accordance with, the relevant provisions of State Law, as well as filing a certificate of merger with the Secretary of State of Oklahoma in such form as required by, and executed in accordance with, the relevant provisions of the OGCA. The Merger shall become effective at such time as the Secretary of State of Texas and the Secretary of State of Oklahoma each issues a certificate of merger with respect thereto or at such later time (not to exceed fifteen (15) days after the date the articles of merger, or certificate of merger, as the case may be, are filed) as is specified in the articles of merger, or certificate of merger, as the case may be, pursuant to the mutual agreement of Parent and the Company (the "Effective Time").

         1.3 Closing. The closing of the Merger (the "Closing") shall take place
(i) at the offices of Thompson & Knight, P.C. in Dallas, Texas, at 11:00 a.m. local time on June 5, 1998, as soon as practicable after the satisfaction or, if permissible, waiver of the conditions to the obligations of the parties set forth in Articles VII and VIII or (ii) at such other time or place or on such other date as the parties hereto shall agree, provided that the closing conditions set forth in Articles VII and VIII have been satisfied or waived at or prior to such other time and date. The date on which the Closing occurs is herein referred to as the "Closing Date." All Closing transactions shall be deemed to have occurred simultaneously.

         1.4 Effects of the Merger. At the Effective Time, the separate existence of the Company shall cease; all rights, title, and interest to all real estate and other property owned by the Company and Sub shall be allocated to and vested in the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon; all liabilities and obligations of the Company and Sub shall be allocated to the Surviving Corporation, and the Surviving Corporation shall be the primary obligor therefor; a proceeding pending by or against the Company or Sub may be continued as if the Merger did not occur, or the Surviving Corporation may be substituted in the proceeding; and all other effects of the Merger specified in
Article 5.06 of State Law shall result therefrom.

         1.5 Articles of Incorporation. The Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall, as amended and restated at the Effective Time as set forth in Exhibit 1.5, be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with its terms and as provided by State Law.

         1.6 Bylaws. The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with its terms and as provided by State Law.

         1.7 Directors. The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly elected and qualified in accordance with State Law or until his or her earlier death, resignation or removal.

         1.8 Officers. The officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly elected and qualified in accordance with State Law or until his or her earlier death, resignation or removal.

         1.9 Taking of Necessary Action. Each of the parties hereto shall use its reasonable best efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger under State Law and the OGCA as promptly as possible.

                     ARTICLE II -- CONVERSION OF SECURITIES;

                              MERGER CONSIDERATION

         2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Crescent, Parent, Sub, the Company, or any holder of any of the following securities:

         (a) Each share of common stock, par value $1.00 per share, of the Company ("Company Stock") held in the treasury of the Company shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         (c) Each outstanding share of Company Stock held by Sellers shall be converted into the right to receive a portion of the "Merger Consideration" (as defined in Section 2.2 and as adjusted pursuant to Section 2.3 below) determined by dividing the total of amount of all Merger Consideration by the total number of outstanding shares of Company Stock.

         (d) Each outstanding share of common stock, par value $.01 per share, of Sub shall be and remain outstanding and no payment shall be made with respect thereto.

         2.2 Merger Consideration. The total amount of the merger consideration payable to the Sellers as the holders of all of the Company Stock shall, subject to adjustment pursuant to Section 2.3 below, be One Million Three Hundred Seventy Thousand Five Hundred Seventy-Three and No/100 Dollars ($1,370,573.00) (the "Merger Consideration"). The Merger Consideration shall be payable (a) by paying Six Hundred Fifteen Thousand Nine Hundred Fifty-Two and No/100 Dollars ($615,952.00) in immediately available funds by confirmed wire transfer to a bank account to be designated by each of the Sellers (such designation to occur no later than the three (3) business day prior to the Closing Date) (such cash portion of the Merger Consideration, the "Cash Portion of the Merger Consideration"), and (b) the remaining Seven Hundred Fifty-Four Thousand Six Hundred Twenty-One and No/100 Dollars ($754,621.00) of the Merger Consideration shall be paid by Crescent's delivery to Sellers of shares of Crescent's common stock, par value $0.01 per share ("Crescent's Common Stock"), the number of which shares (the "Crescent Shares") shall be the quotient of 751,621 divided by the "Current Market Price" of Crescent's Common Stock. For purposes of the foregoing, (i) the "Current Market Price" of Crescent's Common Stock shall mean the average of daily closing prices of Crescent's Common Stock for the ten consecutive trading days ending on (and including) the trading day immediately preceding the Closing Date, and (ii) the "closing price" shall mean the last sales price, regular way, per share of Crescent's Common Stock on a trading day, or if no sale takes place on such day, the average of the closing bid and ask prices, regular way, for such day, all as reported by the NASDAQ National Market System. In the event the foregoing formula would result in the issuance of a fractional share of Crescent's Common Stock to a Seller, Parent shall pay such Seller cash at the Closing in lieu of such fractional share.

         2.3 Adjustment of Merger Consideration.

         (a) The Merger Consideration will be adjusted (either up or down) based on the aggregate net change in the asset and liability accounts of the Company set forth on Schedule 2.3(a) hereto (the aggregate balance of such accounts, the "Net Worth of the Company") as of the Closing Date, as compared to the Net Worth of the Company as of February 28, 1998 as shown on
Schedule 2.3(a). If, upon completion of the procedures set forth in Section 2.3(b) below, it is finally determined that (i) the Net Worth of the Company as of the Closing Date is greater than the Net Worth of the Company as of February 28, 1998, then the Merger Consideration shall be increased by the amount of such difference in cash, and Crescent shall pay to Sellers the amount of such difference within ten (10) days after such final determination, or (ii) the Net Worth of the Company as of the Closing Date is less than the Net Worth of the Company as of February 28, 1998, then the Merger Consideration shall be decreased by the amount of such difference, and Sellers shall pay to Parent the amount of such difference in cash within ten (10) days after such final determination. All payments to or by Sellers required by this Section 2.3 shall be made by or to each of the Sellers, pro rata, based on the percentages set forth on Annex I attached hereto. Notwithstanding the foregoing, in the event the adjustment to be paid to Sellers under clause (i) above is in excess of five percent (5%) of the Merger Consideration, then such adjustment shall be made in shares of Crescent Common Stock, the number of such shares equally the quotient of the upward adjustment divided by the "Current Market Price" as determined under Section 2.2 above.

         (b) Within sixty (60) days after the Closing, Parent will prepare and deliver to each of Sellers a statement of the Net Worth of the Company as of the close of business on the Closing Date (the "Closing Statement"), which statement shall be prepared in accordance with GAAP and the instructions provided in
Schedule 2.3(b) hereto. If, within thirty (30) days following delivery of the Closing Statement to each of the Sellers, neither of Sellers has given Parent notice of its objection to the Closing Statement (such notice must contain a detailed statement of the basis of such Seller's objection), then the Net Worth of the Company reflected in the Closing Statement will be used in computing the adjustment to the Merger Consideration. If either of Sellers gives Parent such notice of objection and the parties are unable to resolve the subject of such objection within fifteen (15) days after such notice, then the issues in dispute will be submitted to Coopers & Lybrand, LLP, certified public accounts (the "Accountants"), for resolution with instructions to the Accountants to resolve such dispute within forty-five (45) days. If issues in dispute are submitted to the Accountants for resolution (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and
(iii) Parent and Sellers will each bear 50% of the fees and expenses of the Accountants for such determination, unless the Net Worth of the Company as computed by the Accountant is more that ten percent (10%) greater than or less than the vale computed by Parent, in which case such fees and expenses shall be borne by Parent ( so long as the Accountants determine that the basis for such erroneous calculation was not due to the failure of the Sellers' disclosure of all reasonably necessary information to properly calculate the Net Worth of the Company, in which case all the fees and expenses of the Accountants shall be borne by the Sellers). The final determination of the Net Worth of the Company as of the close of business on the Closing Date shall occur on the earliest of
(A) thirty (30) days after delivery of the Closing Statement to Sellers without objection, (B) written agreement of the Sellers and Parent to the Closing Statement or any modification thereof or (C) written determination by the Accountants.

         2.4 No Dissenting Shares. Subject to the terms and conditions hereof, Sellers and Parent each agree to vote for the Merger and hereby waive any dissenters rights any such parties may have with respect to the Merger.

         2.5 Exchange of Certificates. At the Closing, Crescent and Parent shall effect the exchange for the Merger Consideration of certificates that, immediately prior to the Effective Time, represented shares of Company Stock entitled to receive the Merger Consideration pursuant to Section 2.1 ("Certificates"). Upon the surrender to Parent of each Certificate, Crescent and Parent shall pay the holder of such Certificate the applicable Merger Consideration multiplied by the number of shares of Company Stock formerly represented by such Certificate, in exchange therefor, and such Certificate shall forthwith be canceled.

         2.6 Pledge Agreement. In order to secure the indemnity obligations of Sellers under Article X, Sellers shall, at the Closing, deliver or cause to be delivered to Parent a stock pledge agreement (the "Pledge Agreement") in favor of Parent, together with the certificates representing the Crescent Shares and stock powers executed in blank. The Pledge Agreement shall be in substantially the form set forth as Exhibit 2.6.

                         ARTICLE III -- REPRESENTATIONS
                    AND WARRANTIES OF SELLERS AND THE COMPANY

         King and the Company, and Greener to the best of his knowledge, jointly and severally represent and warrant to Crescent and Parent that:

         3.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Company are pending.

         3.2 Qualification. The Company is duly qualified or licensed to do business and is in good standing in each of the jurisdictions set forth on
Schedule 3.2, which are all the jurisdictions in which it owns, leases, or operates property or in which such qualification or licensing is required for the conduct of its business.

         3.3 Charter and Bylaws. The Company has made available to Parent accurate and complete copies of (i) the Articles of Incorporation and Bylaws of the Company (certified by the Secretary of State of the Company's jurisdiction of incorporation and the secretary or an assistant secretary of the Company, respectively) as currently in effect, (ii) the stock records of the Company, and
(iii) the minutes of all meetings of the Company's Board of Directors, any committees of such Board, and the Company's shareholders (and all consents in lieu of such meetings). Such records, minutes, and consents accurately reflect the stock ownership of the Company and all actions taken by the Company's Board, any committees of such Board, and the Company's shareholders. The Company is not in violation of any provision of its Articles of Incorporation or Bylaws.

         3.4 Capitalization of the Company. The authorized capital stock of the Company consists of 10,000 shares of common stock, par value $1.00 per share, of which 6,522 shares are outstanding and 3,478 shares are held in the Company's treasury. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. All issuances, sales, and repurchases by the Company of shares of its capital stock have been effected in compliance with all Applicable Laws, including without limitation applicable federal and state securities laws. The Shares constitute (and at the Closing will constitute) all the outstanding shares of capital stock of the Company. Except as set forth above in this Section 3.4, there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (iii) no options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company. There are (and as of the Closing Date there will be) no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the foregoing shares, securities, options, warrants, equity equivalents, interests or rights.

         3.5  Authority Relative to This Agreement.

         (a) The Company has full corporate power and corporate authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each other agreement, instrument, or document executed or to be executed by the Company in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principals which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         (b) Each Seller has full legal right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Seller and constitutes, and each other agreement, instrument or document executed or to be executed by a Seller in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by such Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, (ii) equitable principals which may limit the availability of certain equitable remedies (such as specific performance) in certain instances and (iii) public policy considerations with respect to the enforceability rights of indemnification.

         3.6  Noncontravention.

         (a) Except as described in Schedule 3.6 hereto, the execution, delivery and performance by Sellers and the Company of this Agreement and the consummation by them of the transactions contemplated hereby do not and will not
(i) conflict with or result in a violation of any provision of the charter or bylaws of the Company, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which the Company is a party or by which the Company or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Company or (iv) assuming compliance with the matters referred to in Section 3.7, violate any Applicable Law binding upon the Company.

         (b) The execution, delivery, and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any contract, agreement, instrument, or obligation to which such Seller is a party or by which such Seller or any of such Seller's properties may be bound, (ii) result in the creation or imposition of any Encumbrance upon the properties of such Seller or (iii) assuming compliance with the matters referred to in Section 3.7, violate any Applicable Law binding upon such Seller.

         3.7 Governmental Approvals. No consent, approval, order or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by any Seller or the Company in connection with the execution, delivery, or performance by Sellers and the Company of this Agreement or the consummation by them of the transactions contemplated hereby.

         3.8 No Subsidiaries. The Company has no subsidiaries. In addition, the Company does not own, directly or indirectly, any capital stock or other securities of any corporation or have any direct or indirect equity or ownership interest in any other person.

         3.9 Shares. Each Seller is (and at the Closing will be) the record and beneficial owner of, and upon consummation of the transactions contemplated hereby Parent will acquire good, valid and marketable title to, the number of Shares set forth opposite the name of such Seller on Annex I, free and clear of all Encumbrances, other than (i) those that may arise by virtue of any actions taken by or on behalf of Parent or its affiliates or (ii) restrictions on transfer that may be imposed by federal or state securities laws.

         3.10 Financial Statements. The Company has delivered to Parent accurate and complete copies of (i) the Company's unaudited balance sheet as of October 31, 1997 and the related unaudited statements of income, stockholders' equity and cash flows for the year then ended as compiled by Steven A. Henderson, P.C., an independent certified public accountant (the "Annual Financial Statements"), and (ii) the Company's unaudited balance sheet as of March 31, 1988 (the "Latest

Balance Sheet"), and the related unaudited statements of income, stockholders' equity and cash flows for the five-month period then ended (the "Interim Financial Statements"), certified by the Company's president (collectively, the "Financial Statements"). The Financial Statements (i) represent actual bona fide transactions, (ii) except as disclosed on Schedule 3.10 hereto, have been prepared from the books and records of the Company in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved and (iii) accurately, completely and fairly present the Company's financial position as of the respective dates thereof and its results of operations and cash flows for the periods then ended. The statements of income included in the Financial Statements do not contain any items of special or nonrecurring income, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, nor have there been any transactions since October 31, 1997 giving rise to special or nonrecurring income or any such write-up or revaluation.

         3.11 Absence of Undisclosed Liabilities. The Company has no liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to the Company, and whether due or to become due), except (i) liabilities reflected on the Latest Balance Sheet, (ii) liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, breach of warranty, tort, or infringement), (iii) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a liability for breach of contract).

         3.12 Absence of Certain Changes. Since March 31, 1998, (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company; (ii) the business of the Company has been conducted only in the ordinary course consistent with past practice; (iii) the Company has not incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) the Company has not suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance); and (v) the Company has not taken any of the actions set forth in Section 5.2 except as permitted thereunder.

         3.13  Tax Matters.

         (a) the Company has (and as of the Closing Date will have) duly filed all federal, state, local, and foreign Tax Returns required to be filed by or with respect to it with the IRS or other applicable taxing authority, and, except as set forth in Schedule 3.13(a), no extensions with respect to such Tax Returns have (or as of the Closing Date will have) been requested or granted;

         (b) the Company has (and as of the Closing Date will have) paid, or adequately reserved against in the Financial Statements, all Taxes due, or claimed by any taxing authority to be due, from or with respect to it, except Taxes that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside;

         (c) there has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other taxing authority in connection with any of the Tax Returns, except as set forth on Schedule 3.13(c);

         (d) the Company has (and as of the Closing Date will have) made all deposits required with respect to Taxes;

         (e) the federal income Tax Returns of the Company have not been audited by the IRS, except as set forth on Schedule 3.13(e), or any other taxing authority;

         (f) no waiver or extension of any statute of limitations as to any federal, state, local or foreign Tax matter has been given by or requested from the Company; and

         (g) the Company has not filed a consent under Section 341(f) of the Code.

         3.14 Compliance With Laws. The Company has complied with all Applicable Laws (including without limitation Applicable Laws relating to securities, properties, business products, manufacturing processes, advertising and sales practices, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health, environmental protection, product safety and civil rights). Neither Sellers nor the Company has received any written notice, which has not been dismissed or otherwise disposed of, that the Company has not so complied. The Company is not charged or, to the best knowledge of Sellers and the Company, threatened with, or, to the best knowledge of Sellers and the Company, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Company.

         3.15 Legal Proceedings. Except as disclosed on Schedule 3.15, there are no Proceedings pending or, to the best knowledge of Sellers and the Company, threatened against or involving the Company (or any of its directors or officers in connection with the business or affairs of the Company) or any properties or rights of the. Except as disclosed on Schedule 3.15, any and all potential liability of the Company under such Proceedings is adequately covered (except for standard deductible amounts) by the existing insurance maintained by the Company described in Section 3.32. No judgment, order, writ, injunction or decree of any Governmental Entity has been issued or entered against the Company which continues to be in effect. There are no Proceedings pending or, to the best knowledge of Sellers and the Company, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         3.16 Title to Properties. The Company has good, marketable and (in the case of real property) insurable title to all properties (real, personal, and mixed, tangible and intangible) it owns or purports to own, including without limitation the properties reflected in its books and records and in the Latest Balance Sheet, other than those disposed of after the date of such balance sheet in the ordinary course of business consistent with past practice, free and clear of all Encumbrances, except (a) as disclosed on Schedule 3.16, (b) as set forth in the Latest Balance Sheet as securing specific liabilities, (c) liens for Taxes not yet due and payable or the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, (d) statutory liens (including materialmen's, mechanic's, repairmen's, landlord's, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, and (e) such imperfections or irregularities of title, if any, as (A) are not substantial in character, amount, or extent and do not materially detract from the value of the property subject thereto, (B) do not materially interfere with either the present or intended use of such property and (C) do not, individually or in the aggregate, materially interfere with the conduct of the Company's normal operations.

         3.17 Sufficiency and Condition of Properties. The properties owned, leased or used by the Company are in good operating condition and repair (ordinary wear and tear excepted), are suitable for the purposes used, and are adequate and sufficient for the normal operation of the Company's business. Such properties and their uses conform to all Applicable Laws, and Sellers and the Company have not received any notice to the contrary. All such tangible properties are in the Company's possession or under its control.

         3.18  Real Property.

         (a) Set forth on Schedule 3.18 is a list, by street address and (in the case of owned real property) deed reference, of all real property owned or leased by the Company (for purposes of this Section, the "Real Property"), a list of all rights-of-way, easements, and other Encumbrances of any kind to which the Real Property is subject, a brief description of the principal facilities and structures (if any) located thereon, and, with respect to leased Real Property, a brief description of the applicable leases and the material terms thereof. There are no persons (other than the Company) in possession of any portion of the Real Property as lessees, tenants at sufferance, or trespassers, nor does any person (other than the Company) have a lease, tenancy, or other right of occupancy or use of any portion of the Real Property. The Real Property has full and free access to and from public highways, streets, and roads, and Sellers and the Company have no knowledge of any pending or threatened Proceeding or any other fact or condition which would limit or result in the termination of such access. There exists no Proceeding or court order, or building code provision, deed restriction, or restrictive covenant (recorded or otherwise), or other private or public limitation, which might in any way impede or adversely affect the continued use of the Real Property by the Company in the manner it is currently used.

         (b) All buildings, improvements, and fixtures situated on the Real Property conform to all Applicable Laws. All the Real Property is zoned for the various purposes for which such Real Property is being used, and there exists no pending or, to the best knowledge of Sellers and the Company, threatened Proceeding which might adversely affect the validity of such zoning.

         (c) The Real Property is connected to and serviced by water, sewage disposal, gas, telephone and electric facilities which are adequate for the current use of the Real Property and, to the best knowledge of Sellers and the Company, are in compliance with all Applicable Laws. All public utilities required for the operation of the Real Property enter the Real Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public easements, and all utility lines and mains located on the Real Property have been properly dedicated to, and are serviced and maintained by, the appropriate public or quasi-public entity.

         (d) The buildings, improvements and fixtures situated on the Real Property are in good condition and repair (excepting ordinary wear and tear and minor maintenance and repair problems which would normally be associated with such assets when used in connection with the operation of the Company's business), free of any latent or patent structural defects.

         (e) Neither the whole nor any part of the Real Property is subject to any pending Proceeding for condemnation or other taking by any Governmental Entity, and, to the best knowledge of Sellers and the Company, no such condemnation or other taking is contemplated or threatened.

         (f) There are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Real Property, or the buildings, improvements or fixtures situated thereon, or the business operated thereon, which could give rise to any mechanic's or materialmen's or other statutory lien against the Real Property, or the buildings, improvements or fixtures situated thereon, or any part thereof, or for which the Company will be responsible.

         (g) The Real Property is not within any area determined by the Department of Housing and Urban Development to be flood prone under the Federal Flood Disaster Protection Act of 1973.

         (h) The Company has delivered to Parent, accurate and complete copies of all title insurance policies, title reports, other title documents, surveys, certificates of occupancy and Permits in the possession of the Company relating to the Real Property or the buildings, improvements or fixtures situated thereon.

         (i) No Seller is a "foreign person" within the meaning of Sections 1445 and 7701 of the Code.

         3.19 Tangible Personal Property. Set forth on Schedule 3.19 is a list, as of March 31, 1998, of all furniture, equipment, machinery, materials, motor vehicles, rolling stock, apparatus, tools, implements, appliances and other tangible personal property (other than spare parts, supplies, and inventory) owned, leased or used by the Company, except for items having a value individually of less than $1,000 which do not, in the aggregate, have a value exceeding $10,000. All tangible personal property owned, leased or used by the Company is in good operating condition and repair (ordinary wear and tear excepted), is suitable for the purposes used, and is adequate and sufficient for the normal operation of the Company's business. The motor vehicles and rolling stock owned or leased by the Company are utilized solely for the transportation by the Company, for its own account and not for the account of others, of inventories, supplies and other items relating to the operation of the Company's business, and such activities do not require the obtainment of any Permit.

         3.20 Leased Property. Set forth on Schedule 3.20 is a description of all leases under which the Company is the lessee of real or personal property used in connection with the Company's business. The Company has good and valid leasehold interests in all properties held by it under lease. The lessee under each such lease and its predecessor under each such lease, if any, has been in peaceable possession (or remedied any claims relating thereto) of the property covered thereby since the commencement of the original term of such lease. No waiver, indulgence, or postponement of the lessee's obligations under any such lease has been granted by the lessor or of the lessor's obligations thereunder by the lessee. The lessee under each such lease is not in breach of or in default under such lease, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the lessee under such lease, and the lessee has not received any notice from, or given any notice to, the lessor indicating that the lessee or the lessor is in breach of or in default under such lease. To the best knowledge of Sellers and the Company, none of the lessors under such leases is in breach thereof or in default thereunder. The lessee under each such lease has full right and power to occupy or possess, as the case may be, all the property covered by such lease.

         3.21 Inventory. All inventory (including raw materials, work-in-progress, and finished goods) and related supplies reflected on the Latest Balance Sheet or thereafter acquired and not disposed of in the ordinary course of business is in good condition and is merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the Company's ordinary course of business as first quality goods at normal mark-ups. None of such items is obsolete, discontinued, returned, damaged, overage, or of below standard quality or merchantability, except for items that have been written down to realizable market value or for which adequate reserves have been provided in the Latest Balance Sheet. Each item of inventory reflected on the Latest Balance Sheet or in the Company's books and records is so reflected on the basis of a complete physical count and is valued at the lower of cost, on a first-in, first-out basis, or market in accordance with generally accepted accounting principles consistently applied, except as described on
Schedule 3.21 hereto. The present quantities of all inventories of the Company are sufficient to serve adequately its customers in the ordinary course. Finished goods in such inventories conform to the applicable specifications of the Company, including all applicable warranties, whether express or implied, given in connection with the sales of such goods and under Applicable Laws, and are free from defects in design, workmanship, and material. The Company also maintains sufficient inventories of spare and replacement parts to meet any repair and replacement obligations in the ordinary course, under applicable warranties or otherwise.

         3.22 Receivables. Except as described on Schedule 3.22, all receivables (including accounts and notes receivable, employee advances, and accrued interest receivables) of the Company as reflected on the Latest Balance Sheet or arising since the date thereof are valid obligations of the respective makers thereof, have arisen in the ordinary course of business for goods or services delivered or rendered, are not subject to any valid defenses, counterclaims or set offs, and are collectible in full at their recorded amounts in the ordinary course of business without resort to litigation, net of all cash discounts and doubtful accounts as reflected on the Latest Balance Sheet (in the case of receivables so reflected) or on the books of the Company (in the case of receivables arising since the date thereof). The allowances for doubtful accounts reflected on the Latest Balance Sheet and on the books of the Company were determined in accordance with generally accepted accounting principles and were and are reasonable in light of historical data and other relevant information.

         3.23  Intellectual Property.

         (a) Set forth on Schedule 3.23 is a list of all Intellectual Property owned by the Company or which it is licensed to use. Schedule 3.23 specifies, as applicable: (i) the nature of such

Intellectual Property; (ii) the owner of such Intellectual Property; (iii) the jurisdictions by or in which such Intellectual Property is recognized without regard to registration or has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) all material licenses, sublicenses, and other agreements to which the Company is a party and pursuant to which any person is authorized to use such Intellectual Property, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty, and the term thereof.

         (b) The listed Intellectual Property constitutes all Intellectual Property necessary for the conduct of the Company's business on a basis consistent with past practice for at least the past five years. The Company has good and marketable title to or is validly licensed to use all such Intellectual Property. Each item of such Intellectual Property is in full force and effect, the Company is in compliance with all its obligations with respect thereto, and, to the best knowledge of Sellers and the Company, no event has occurred which permits, or upon the giving of notice or the passage of time or otherwise would permit, revocation or termination of any thereof. There are no Proceedings pending or, to the best knowledge of Sellers and the Company, threatened against the Company asserting that the use by the Company of any of such Intellectual Property infringes the rights of any other person or seeking revocation, termination, or concurrent use of any of such Intellectual Property, and there is, to the best knowledge of Sellers and the Company, no basis for any such Proceeding. To the best knowledge of Sellers and the Company, none of such Intellectual Property is being infringed upon by any other person. None of such Intellectual Property is subject to any outstanding judgment, order, writ, injunction, or decree of any Governmental Entity, or any agreement, arrangement, or understanding, written or oral, restricting the scope or use thereof. To the best knowledge of Sellers and the Company, the conduct of the Company's business at any time prior to the Closing Date did not, and the conduct of such business on a basis consistent with past practice as of the Closing Date will not, infringe upon or otherwise misappropriate any Intellectual Property of any other person.

         3.24 Permits. Set forth on Schedule 3.24 is a list of all Permits held by the Company, which are all the Permits necessary or required for the conduct of the business of the Company as currently conducted. Each of such Permits is in full force and effect, the Company is in compliance with all its obligations with respect thereto, and, to the best knowledge of Sellers and the Company, no event has occurred which permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. Except as disclosed on Schedule 3.24, no notice has been issued by any Governmental Entity and no Proceeding is pending or, to the best knowledge of Sellers and the Company, threatened with respect to any alleged failure by the Company to have any Permit.

         3.25  Agreements.

         (a) All agreements, arrangements, and understandings of any nature (written or oral, formal or informal) (collectively, for purposes of this Section 3.25, "agreements") to which the Company is a party or by which the Company or any of its properties is otherwise bound, regardless of amount or subject matter, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company as of May 15, 1998 are listed on Schedule 3.25.

         (b) The Company has delivered to Parent accurate and complete copies of the agreements listed on Schedule 3.25. Each of such agreements is a valid and binding agreement of the parties thereto enforceable against them in accordance with its terms. No breach or default exists with respect to any of such agreements, and no event has occurred which, after the giving of notice or the passage of time or otherwise, will result in any such breach or default.

         3.26  ERISA.

         (a) Set forth on Schedule 3.26(a)(1) is a list identifying each "employee benefit plan," as defined in Section 3(3) of ERISA, (i) which is subject to any provision of ERISA, (ii) which is maintained, administered, or contributed to by the Company or any affiliate of the Company and (iii) which covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. Except as otherwise disclosed on Schedule 3.26(a)(2), the Company has delivered to Parent accurate and complete copies of such plans (and, if applicable, the related trust agreements) and all amendments thereto and written interpretations thereof, together with (i) the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (ii) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to in this Section as the "Employee Plans." For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such on Schedule 3.26(a)(1).

         (b) Except as otherwise identified on Schedule 3.26(b), (i) no Employee Plan constitutes a "multiemployer plan", as defined in Section 3(37) of ERISA (for purposes of this Section 3.26, a "Multiemployer Plan"), (ii) no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code, (iii) no Employee Plan is subject to Title IV of ERISA or to the minimum funding standards of ERISA and the Code and (iv) during the past five
(5) years, neither the Company nor any of its affiliates have made or been required to make contributions to any Multiemployer Plan. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any Employee Plan. The fair market value of the assets held with respect to each Employee Plan which is an employee pension benefit plan, as defined in Section 3(2) of ERISA, exceeds the actuarially determined present value of all benefit liabilities accrued under such Employee Plan (whether or not vested) determined using reasonable actuarial assumptions. Neither the Company nor any affiliate of the Company has incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The Company and all of the affiliates of the Company have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets of the Company. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any director or officer of the Company subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code. There are no threatened or pending claims by or on behalf of the Employee Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in liability on the part of the Company, its officers or directors, or such Employee Plans, under ERISA or any other Applicable Law and there is no basis for any such claim.

         (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified since the date of its adoption, and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code. Set forth on Schedule 3.26(c) is a list of the most recent IRS determination letters with respect to any such Plans, accurate and complete copies of which letters have been delivered to Parent. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by all Applicable Laws, including but not limited to ERISA and the Code, which are applicable to such Plans.

         (d) To the extent not listed on Schedule 3.25, there is set forth on
Schedule 3.26(d) a list of each employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained, or contributed to, as the case may be, by the Company or any affiliate of the Company and (iii) covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. Such contracts, plans, and arrangements as are described in the preceding sentence are referred to for purposes of this Section 3.26 as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by Applicable Laws.

         (e) Neither the Company nor any affiliate of the Company has performed any act or failed to perform any act, and there is no contract, agreement, plan, or arrangement covering any employee or former employee of the Company or any affiliate of the Company, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 162(a)(1) or 280G of the Code or Section 162(i)(2) of the Code prior to its amendment by the Technical and Miscellaneous Revenue Act of 1988, or could give rise to any penalty or excise Tax pursuant to Section 4980B or 4999 of the Code.

         (f) Except as disclosed on Schedule 3.26(f), there has been no amendment, written interpretation or announcement (whether or not written) by the Company or any affiliate of the Company of or relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended October 31, 1997.

         3.27  Environmental Matters.

         (a) Neither the Company nor any property owned or leased by the Company (for purposes of this Section 3.27, the "Property") is in violation of, or subject to any pending or, to the best knowledge of Sellers and the Company, threatened Proceeding under, or subject to any remedial obligations under, any Applicable Laws pertaining to health, safety, the environment, Hazardous

Substances, or Solid Wastes (such Applicable Laws as they now exist or are hereafter enacted and/or amended are collectively, for purposes of this Section 3.27, called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, for purposes of this Section, called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, for purposes of this Section, called "RCRA"), and other applicable federal or state environmental conservation or protection laws. No asbestos, material containing asbestos that is or may become friable or material containing asbestos deemed hazardous by Applicable Laws, has been installed in any Property. The representations and warranties set forth in the preceding sentences of this Section would continue to be true and correct following disclosure to the applicable Governmental Entities of all relevant facts, conditions and circumstances, if any, pertaining to the Property.

         (b) The Company has not obtained and is not required to obtain any Permits to construct, occupy, operate or use any buildings, improvements, fixtures, equipment or other tangible property forming a part of the Property by reason of any Applicable Environmental Laws. The Company undertook, at the time of acquisition of the Property, all appropriate inquiry into the previous ownership and uses of the Property consistent with good commercial or customary practice. The Company has taken all steps necessary to determine and has determined that no Hazardous Substances or Solid Wastes have been Disposed of or otherwise Released on or to the Property.

         (c) The terms "Hazardous Substance" and "Release" shall have the meanings specified in CERCLA, and the terms "Solid Waste" and "Disposal" (or "Disposed") shall have the meanings specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, that to the extent the laws of the jurisdiction in which the Property is located establish a meaning for "Hazardous Substance," "Release," "Solid Waste" or "Disposal" (or "Disposed") which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

         3.28  Labor Relations.

         (a) Except as disclosed on Schedule 3.28, (i) there are no collective bargaining agreements or other similar agreements, arrangements, or understandings, written or oral, with employees as a group to or by which the Company is a party or is bound; (ii) no employees of the Company are represented by any labor organization, collective bargaining representative, or group of employees; (iii) no labor organization, collective bargaining representative, or group of employees claims to represent a majority of the employees of the Company in an appropriate unit of the Company; (iv) the Company has not been involved with any representational campaign by any union or other organization or group seeking to become the collective bargaining representative of any of its employees or been subject to or, to the best knowledge of Sellers and the Company, threatened with any strike or other concerted labor activity or dispute; and (v) the Company is not obligated to bargain collectively with respect to wages, hours, and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative, or group of employees.

         (b) The Company is in compliance with all Applicable Laws pertaining to employment and employment practices and wages, hours, and other terms and conditions of employment in respect of its employees and is not engaged in any unfair labor practices or unlawful employment practices. There is no pending or, to the best knowledge of Sellers and the Company, threatened Proceeding by or before, and the Company is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, or any other Governmental Entity in connection with any current, former, or prospective employee of the Company.

         (c) Sellers and the Company believe that relations with the employees of the Company are satisfactory.

         3.29 Employees. Set forth on Schedule 3.29 is a list of (a) all directors and officers of the Company, and (b) the name, social security number and dates of employment by the Company of each employee, agent and consultant of the Company as of May 15, 1998, together with the total amounts of salary, bonuses and other compensation paid or payable by the Company to each such person for the current fiscal year and the immediately preceding fiscal year. The consummation of the transactions contemplated by this Agreement will not result in the incurring of any severance pay obligations to any person employed by the Company. No Seller and no affiliate of any Seller has entered into any type of employment or consulting agreement, written or oral, with any employee of the Company, nor has any Seller or any affiliate of any Seller engaged in discussions with any such employee relating thereto.

         3.30 Insider Interests. No shareholder, director, officer or employee of the Company or any associate of any such shareholder, director, officer or employee is presently, directly or indirectly, a party to any transaction with the Company, including, without limitation, any agreement, arrangement or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to any such shareholder, director, officer, employee or associate. To the best knowledge of Sellers and the Company, no shareholder, director, officer or employee of the Company any associate of any such shareholder, director, officer or employee owns, directly or indirectly, any interest in, or serves as a director, officer or employee of, any customer, supplier or competitor of the Company. For purposes of this Section 3.30 only, an "associate" of any shareholder, director, officer or employee means any member of the immediate family of such shareholder, director, officer or employee or any corporation, partnership, trust or other entity in which such shareholder, director, officer or employee has a substantial ownership or beneficial interest (other than an interest in a public corporation which does not exceed three percent of its outstanding securities) or is a director, officer, partner or trustee or person holding a similar position.

         3.31 Insurance. Set forth on Schedule 3.31 is a list of all policies of fire, liability, casualty, life and other insurance owned or held by the Company. Such policies are in full force and effect, are sufficient to satisfy all requirements of Applicable Laws and any agreements, arrangements, or understandings to which the Company is a party, and provide adequate insurance coverage for the assets and operations of the Company. No event has occurred nor does any fact or condition exist which would render any of such policies void or voidable or subject any of such policies to cancellation or termination. The Company has given timely notice to the appropriate insurance carrier of all pending or threatened claims against it that are insured.
Schedule 3.31 also lists all pending and threatened insured claims that are not listed on Schedule 3.15.

         3.32 Financial Requirements. Set forth on Schedule 3.32 is a list and brief description of all bonds, deposits, financial assurance requirements, and insurance coverage required to be submitted to Governmental Entities for the continued ownership and operation of the business and assets of the Company.

         3.33 Bank Accounts and Powers of Attorney. Set forth on Schedule 3.33 are (i) the name and address of each bank or other financial institution in which the Company has an account or a safe deposit box, the account and safe deposit box numbers thereof, and the names of all persons authorized to draw thereon or to have access thereto, (ii) the names of all persons authorized to borrow funds on behalf of the Company and the names of all entities from which they are authorized to borrow funds and (iii) the names of all persons, if any, holding powers of attorney from the Company.

         3.34 Books and Records. All the books and records of the Company, including all personnel files, employee data, and other materials relating to employees, are substantially complete and correct, have been maintained in accordance with good business practice and all Applicable Laws, and, in the case of the books of account have been prepared and maintained in accordance with generally accepted accounting principles consistently applied. Such books and records accurately and fairly reflect, in reasonable detail, all transactions, assets and liabilities of the Company.

         3.35 Illegal Payments. To the best knowledge of Sellers and the Company, none of Sellers or the Company or any director, officer, employee or agent of any Seller or the Company has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the business or operations of the Company, which such Seller or the Company or any such director, officer, employee or agent knows or has reason to believe to have been illegal under any Applicable Law.

         3.36 Offerings of Securities. All securities which have been offered or sold by the Company have been registered pursuant to the Securities Act and applicable state securities laws or were offered and sold pursuant to valid exemptions therefrom. No registration statement, prospectus, private offering memorandum, or other information furnished (whether in writing or orally) to any offeree or purchaser of such securities, at the time such registration statement became effective (in the case of a registered offering) or at the time of delivery of such registration statement, prospectus, private offering memorandum, or other information, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         3.37 Investment Intent. Each Seller is acquiring the Crescent Shares for his own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering the Crescent

Shares or (ii) pursuant to an applicable exemption under the Securities Act. In acquiring the Crescent Shares, no Seller is offering or selling, and will not offer or sell, for Crescent in connection with any distribution of Crescent, and Seller does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws.

         3.38 Disclosure of Information. Each Seller acknowledges that he or his representatives have been furnished with substantially the same kind of information regarding Crescent and its business, assets, results of operation and financial condition as would be contained in a registration statement prepared in connection with a public sale of the Crescent Shares. Each Seller further represents that he has had an opportunity to ask questions of and receive answers from Crescent regarding Crescent and its business, assets, results of operation and financial condition and the terms and conditions of the issuance of the Crescent Shares.

         3.39 Investment Experience. Each Seller acknowledges that he is able to fend for itself, can bear the economic risk of his investment in the Crescent Shares, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Crescent Shares. Each Seller is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

         3.40 Restricted Securities. Each Seller understands that the Crescent Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Crescent Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Crescent Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, each Seller represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of Crescent (or a notation may be made in the appropriate records of Crescent) in connection with the Crescent Shares.

         3.41 Legend. It is agreed and understood by each Seller that, so long as the Crescent Shares remain unregistered, the certificates representing the Crescent Shares shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Applicable Law or other agreement, a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

         3.42 Brokerage Fees. Neither Sellers nor any of their affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. Sellers jointly and severally shall indemnify and hold harmless Parent from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by any Seller or any of such Seller's affiliates.

         3.43 Disclosure. No representation or warranty made by Sellers or the Company in this Agreement, and no statement of any Seller or the Company contained in any document, certificate, or other writing furnished or to be furnished by Sellers or the Company pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Sellers and the Company know of no matter (other than matters of a general economic character not relating solely to the Company in any specific manner) which has not been disclosed to Parent pursuant to this Agreement which materially and adversely affects, or will materially and adversely affect, the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company or the ability of Sellers to consummate the transactions contemplated hereby.

         3.44 Representations and Warranties on Closing Date. The representations and warranties made in this Article III will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

                          ARTICLE IV -- REPRESENTATIONS
                      AND WARRANTIES OF CRESCENT AND PARENT

         Crescent and Parent represents and warrants to Sellers and the Company that:

         4.1 Corporate Organization. Crescent and Parent are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their respective incorporation and each has all requisite corporate power and corporate authority to own, lease, and operate their respective properties and to carry on their respective business as now being conducted.

         4.2 Qualification. Crescent and Parent are each qualified or licensed to do business and each are in good standing in each of the jurisdictions set forth on Schedule 4.2, which are all the jurisdictions in which each owns, leases or operates property or in which such qualification or licensing is required for the conduct of their respective businesses.

         4.3 Charter and Bylaws. Crescent has made available to Sellers accurate and complete copies of the Certificate of Incorporation and Bylaws of Crescent (certified by the secretary or an assistant secretary of Crescent, respectively) as currently in effect and Crescent is not in violation of any provision of its Certificate of Incorporation or Bylaws.

         4.4 Capitalization of Crescent. The authorized capital stock of Crescent consists of (i) 22,500,000 shares of common stock, par value $.01 per share, of which 11,231,350 shares are outstanding and no shares are held in Crescent's treasury.

         4.5 Authority Relative to This Agreement. Crescent, Parent and Sub each has full corporate power and corporate authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by each of Crescent, Parent and Sub of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of each of Crescent, Parent and Sub. This Agreement has been duly executed and delivered by each of Crescent, Parent and Sub and constitutes, and each other agreement, instrument, or document executed or to be executed by Crescent, Parent and Sub in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by each of Crescent, Parent and Sub and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of each of Crescent, Parent and Sub, enforceable against each of Crescent, Parent and Sub in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         4.6 Noncontravention. The execution, delivery, and performance by each of Crescent, Parent and Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of each of Crescent, Parent and Sub, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Crescent, Parent or Sub is a party or by which Crescent, Parent, Sub or any of their respective properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of either of Crescent, Parent or Sub, or (iv) assuming compliance with the matters referred to in Section 4.7, violate any Applicable Law binding upon Crescent, Parent or Sub.

         4.7 Governmental Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Crescent, Parent or Sub in connection with the execution, delivery, or performance by each of Crescent, Parent or Sub of this Agreement or the consummation by each of them of the transactions contemplated hereby, other than (i) compliance with any applicable requirements of the Securities Act; (ii) compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable state securities laws; and (iv) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby.

         4.8 Crescent Shares. The Crescent Shares to be issued by Crescent at the Closing have been duly authorized for such issuance and, when issued and delivered by Crescent in accordance with the provisions of this Agreement, will be validly issued, fully paid, and nonassessable. The issuance of the Crescent Shares under this Agreement is not subject to any preemptive or similar rights.

         4.9 Brokerage Fees. Neither Crescent, Parent, Sub nor any of their respective affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. Crescent and Parent shall indemnify and hold harmless Sellers from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Crescent, Parent, Sub or any of their respective affiliates.

         4.10 Financial Statements. The unaudited interim consolidated balance sheet of Crescent and related unaudited interim statements of operations, stockholders' equity and cash flows for the three-month period ended March 31, 1998, as set forth in the most recent Form 10-Q as filed with the Securities and Exchange Commission, a copy of which has been provided to each of the Sellers,
(i) represent actual bona fide transactions, (ii) have been prepared from the books and records of Crescent in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved and (iii) accurately, completely, and fairly present Crescent's financial position as of the respective dates thereof and its results of operations and cash flows for the period then ended.

         4.11 Representations and Warranties on Closing Date. The representations and warranties made in this Article IV will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

                 ARTICLE V -- CONDUCT OF COMPANY PENDING CLOSING

         Sellers and the Company hereby covenant and agree with Crescent and Parent as follows:

         5.1 Conduct and Preservation of Business. Except as contemplated by this Agreement, during the period from the date hereof to the Closing, the Company (i) shall conduct its operations according to its ordinary course of business consistent with past practice and in compliance with all Applicable Laws; (ii) shall use its reasonable best efforts to preserve, maintain, and protect its properties; and (iii) shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it.

         5.2 Restrictions on Certain Actions. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, the Company shall not, without the prior written consent of Parent:

         (a)  amend its charter or bylaws;

         (b) (i) issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of its capital stock of any class or any other securities or equity equivalents; or (ii) amend in any respect any of the terms of any such securities outstanding as of the date hereof;

         (c) (i) split, combine or reclassify any shares of its capital stock;
(ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) repurchase, redeem or otherwise acquire any of its securities; or
(iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

         (d) (i) except in the ordinary course of business consistent with past practice, create, incur, guarantee or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other person; (ii) make any loans, advances or capital contributions to, or investments in, any other person; (iii) pledge or otherwise encumber shares of capital stock of the Company; or (iv) except in the ordinary course of business consistent with past practice, mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon;

         (e) (i) enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee; (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, increase in any manner the compensation or fringe benefits of any director, officer or employee; or (iii) pay to any director, officer or employee any benefit not required by any employee benefit agreement, trust, plan, fund or other arrangement as in effect on the date hereof;

         (f) acquire, sell, lease, transfer or otherwise dispose of, directly or indirectly, any assets outside the ordinary course of business consistent with past practice or any assets that in the aggregate are material to the Company;

         (g) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof;

         (h) make any capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $250,000;

         (i) make any Tax election or settle or compromise any federal, state, local or foreign Tax liability;

         (j) pay, discharge or satisfy any claims, liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, and whether asserted or unasserted), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Latest Balance Sheet or incurred since March 31, 1998 in the ordinary course of business consistent with past practice; provided, however, that in no event shall the Company repay any long-term indebtedness except to the extent required by the terms thereof;

         (k) enter into any lease, contract, agreement, commitment, arrangement or transaction outside the ordinary course of business consistent with past practice;

         (l) amend, modify, or change any existing lease, contract or agreement, other than in the ordinary course of business consistent with past practice;

         (m) waive, release, grant or transfer any rights of value, other than in the ordinary course of business consistent with past practice;

         (n)  lay off any of its employees;

         (o)  change any of its banking or safe deposit arrangements;

         (p) change any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in generally accepted accounting principles and notice of which is given in writing by the Company to Parent;

         (q) take any action which would or might make any of the representations or warranties of Sellers or the Company contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied; or

         (r) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section 5.2.

                       ARTICLE VI -- ADDITIONAL AGREEMENTS

         6.1 Access to Information. Between the date hereof and the Closing, Sellers and the Company (i) shall give Parent and its authorized representatives reasonable access to all employees, all plants, offices, warehouses and other facilities, and all books and records, including work papers and other materials prepared by the Company's independent public accountants, of the Company, (ii) shall permit Parent and its authorized representatives to make such inspections as they may reasonably require, and (iii) shall cause the Company's officers to furnish Parent and its authorized representatives with such financial and operating data and other information with respect to the Company as Parent may from time to time reasonably request; provided, however, that no investigation pursuant to this Section 6.1 shall affect any representation or warranty of Sellers or the Company contained in this Agreement or in any agreement, instrument or document delivered pursuant hereto or in connection herewith; and provided further that Sellers and the Company shall have the right to have a representative present at all times.

         6.2 Third Party Consents. Each Seller and the Company shall use its reasonable best efforts to obtain all consents, approvals, orders, authorizations and waivers of, and to effect all declarations, filings, and registrations with, all third parties (including Governmental Entities) that are necessary, required, or deemed by Parent to be desirable to enable Sellers to transfer the Crescent Shares to Parent as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby. All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings and registrations referred to in this Section 6.2 shall be borne by Sellers.

         6.3 Employment and Noncompetition Agreement. King and the Surviving Corporation shall enter into an employment and noncompetition agreement (the "Employment Agreement") at (and subject to the occurrence of) the Closing pursuant to which the Company shall agree to employ King as a Branch Manager of the Surviving Corporation for the period and on the terms set forth therein. The Employment Agreement shall be in substantially the form set forth as Exhibit 6.3.

         6.4 Employee and Employee Benefit Plan Matters. Prior to the Closing, the Company shall terminate its Employee Benefit Plans including but not limited to any 401(k) plans and cafeteria plans.

         6.5  Title Insurance and Surveys.

         (a) The Company shall obtain and furnish to Parent at the Closing an owner's policy of title insurance ("Title Insurance") from First American Title Insurance Company or one or more other title insurance companies reasonably acceptable to Parent (the "Title Company") relating to each parcel of owned Real Property (as defined in Section 3.19) described on Schedule 6.5, which Title Insurance shall insure at regular rates, in an amount reasonably determined sufficient by Parent (or as otherwise required by Applicable Laws), the Company's title to such Real Property, free and clear of all Encumbrances except for the Encumbrances described on Schedule 6.5 (the "Permitted Encumbrances"), and providing by way of appropriate endorsements and supplemental coverages, insurance which is available under the title insurance regulations of the State of Oklahoma for other estates, rights, privileges, and risks which may be ancillary or appurtenant to or affect or burden such Real Property or which may be necessary or convenient for its use, enjoyment, or protection, including without limitation affirmative coverage of all material rights-of-way, easements, access rights and other servient estates and against all restrictions, restrictive covenants and dominant estates, including affirmative coverage against loss of use or reversion in the event of a violation of restrictions, restrictive covenants, or easements if available.

         (b) Within one (1) day after the execution and delivery of this Agreement, the Company shall obtain and furnish to Parent a commitment for Title Insurance from the Title Company with respect to each parcel of owned Real Property described on Schedule 6.5 ("Title Binders") showing fee or leasehold title to such Real Property in the Company, as appropriate, and committing to issue the Title Insurance with respect to such Real Property, such Title Binders to show all Encumbrances with respect to such Real Property, and shall also deliver to Parent legible copies of all documents referred to as exceptions to title in the Title Binders.

         (c) Within one (1) day after the execution and delivery of this Agreement, the Company shall deliver to Parent currently dated surveys (the "Surveys") of each parcel of owned Real Property described on Schedule 6.5, each of which Surveys shall be prepared by a licensed professional engineer or surveyor acceptable to Parent and to the Title Company. The Surveys (including specifically the certificate of the engineer or surveyor forming a part thereof) shall be in form and substance acceptable to Parent and to the Title Company and shall locate all existing improvements, easements and rights-of-way (which shall show applicable recording data where possible), encroachments, conflicts and protrusions affecting the Real Property, and water, sewer, gas and electric lines and the size and capacity thereof, shall set forth the outside perimeters of the Real Property, shall contain a metes and bounds description of the Real Property, and shall set forth the acres included within the Real Property. The Surveys shall contain a statement on the face thereof certifying that no part of the Real Property lies within a flood plain or flood prone area or a flood way of any body of water. The Surveys shall also show the zoning classifications of the Real Property under local zoning ordinances, and with the Surveys the Company shall deliver to Parent copies of the provisions of the local zoning ordinances which govern the use of property so classified.

         (d) Within two (2) days after the receipt of the Title Binders and copies of all exceptions shown therein and of the Surveys and copies of all applicable provisions of the local zoning ordinances, Parent shall deliver to Sellers a notice (the "Objection Notice") if it reasonably believes that the Company's title to any Real Property is not as represented herein or that any of the Encumbrances reflected in the Title Binders or Surveys are not Permitted Encumbrances and the reasons for such belief (any such Encumbrances specified in the Objection Notice being referred to herein as "Unacceptable Encumbrances"). The Company may, but shall not be obligated to, take such steps as shall be necessary to eliminate or modify the Unacceptable Encumbrances in a manner reasonably acceptable to Parent. The Company shall notify Parent within one day after their receipt of the Objection Notice whether they intend to so eliminate or modify the Unacceptable Encumbrances. In the event Parent shall not deliver an Objection Notice within such time period, all Encumbrances reflected in the Title Binders and Surveys shall be deemed to be Permitted Encumbrances. Any and all matters disclosed in the Title Binders or the Surveys as to which Parent objects by timely delivery of the Objection Notice which are thereafter cured to the satisfaction of Parent or waived by Parent in writing shall also be deemed to be Permitted Encumbrances; provided, however, that no matter shall be a valid objection to title or an Unacceptable Encumbrance except in accordance with the "Real Estate Title Examination Standards" of the Oklahoma Bar Administration, where applicable.

         (e) Within one (1) day after the execution and delivery of this Agreement, Sellers shall deliver or make available to Parent all maps, surveys, drawings and plot plans in the possession of Sellers depicting the owned Real Property or any portion thereof.

         (f) The cost of obtaining Title Binders, Title Insurance, and Surveys shall be borne by the Company.

         6.6 Uncollected Receivables. If, on or prior to November 30, 1998, the Surviving Corporation has been unable to collect the account receivables owned by it as of Closing Date hereunder in full, subject to the allowance for doubtful accounts as reflected on the Latest Balance

Sheet, Parent shall have the option to cause the Surviving Corporation to sell and, upon exercise of such option, Sellers, jointly and severally, shall have the obligation to buy, such uncollected receivables, for cash, at the aggregate face value thereof less an amount equal to the allowance for doubtful accounts as reflected on the Latest Balance Sheet. Sellers, jointly and severally, shall be obligated to consummate such repurchase within ten (10) days after written notice from Parent of Parent's election to require such repurchase.

         6.7 Public Announcements. Except as may be required by Applicable Law or the NASDAQ National Market Marketplace Rules, neither Crescent, on the one hand, nor Sellers and the Company, on the other, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party.

         6.8 Notice of Litigation. Until the Closing, (i) Parent, upon learning of the same, shall promptly notify Sellers of any Proceeding which is commenced or threatened against Parent and which affects this Agreement or the transactions contemplated hereby and (ii) Sellers and the Company, upon learning of the same, shall promptly notify Parent of any Proceeding which is commenced or threatened against any Seller or the Company and which affects this Agreement or the transactions contemplated hereby and any Proceeding which is commenced or threatened against any Seller or the Company and which would have been listed on
Schedule 3.15 if such Proceeding had arisen prior to the date hereof.

         6.9 Notification of Certain Matters. Sellers and the Company shall give prompt notice to Parent of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article III to be untrue or inaccurate at or prior to the Closing and (ii) any failure of any Seller or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. Crescent, Parent and Sub shall each give prompt notice to Sellers of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article IV to be untrue or inaccurate at or prior to the Closing and (ii) any failure of Crescent, Parent or Sub to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by each such person hereunder. The delivery of any notice pursuant to this Section 6.9 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Articles VII and VIII or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         6.10 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred.

         6.11 Transfer Taxes. All sales and transfer Taxes and fees (including all real estate transfer and closing Taxes and recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Company, and the Company shall file all necessary documentation with respect to, and make all payments of, such Taxes and fees on a timely basis.

         6.12 Survival of Covenants. Except for any covenant or agreement which by its terms expressly terminates as of a specific date, the covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation, subject to the provisions of Section 10.1.

                          ARTICLE VII -- CONDITIONS TO
                             OBLIGATIONS OF SELLERS

         The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         7.1 Representations and Warranties True. All the representations and warranties of Crescent and Parent contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

         7.2 Covenants and Agreements Performed. Crescent and Parent shall each have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

         7.3 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.4 Other Documents. Sellers shall have received the certificates, instruments and documents listed below:

         (a) The Cash Portion of the Merger Consideration to be delivered to each Seller pursuant to Section 1.2.

         (b) A stock certificate or certificates in definitive form representing the Crescent Shares to be delivered to each Seller pursuant to Section 1.2, registered in the name of such Seller and duly executed by Crescent. Sellers agree that, in the event the certificates representing the Crescent Shares are still being processed at time of Closing, Buyer may deliver the foregoing certificates after the Closing, but no later than June 12, 1998.

         (c) Such other certificates, instruments and documents as may be reasonably requested by Sellers prior to the Closing Date to carry out the intent and purposes of this Agreement.

                          ARTICLE VIII -- CONDITIONS TO
                       OBLIGATIONS OF CRESCENT AND PARENT

         The obligations of Crescent and Parent to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         8.1 Representations and Warranties True. All the representations and warranties of Sellers and the Company contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

         8.2 Covenants and Agreements Performed. Sellers and the Company shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         8.3 Certificate. Parent shall have received a certificate executed by each Seller and on behalf of the Company by the president of the Company, dated the Closing Date, representing and certifying, in such detail as Parent may reasonably request, that the conditions set forth in this Article VIII have been fulfilled and that Sellers and the Company are not in breach of any provision of this Agreement.

         8.4 Opinion of Counsel. Parent shall have received an opinion of Barber & Bartz, a Professional Corporation, legal counsel to Sellers and the Company, dated the Closing Date, with respect to the matters as may be reasonably requested by Parent.

         8.5 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         8.6 Consents. All consents and approvals of third parties (including Governmental Entities) required to be obtained by or on the part of the parties hereto or otherwise necessary for the consummation of the transactions contemplated hereby shall have been obtained, and all thereof shall be in full force and effect at the time of Closing.

         8.7 No Material Adverse Change. Since March 31, 1998, there shall not have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company.

         8.8 Employment Agreement. King shall have entered into the Employment Agreement.

         8.9  Unacceptable Encumbrances; Title Insurance.

         (a) Parent shall not have delivered to Sellers within the time period specified in Section 6.5 an Objection Notice describing an Unacceptable Encumbrance, or if it has so delivered an Objection Notice describing an Unacceptable Encumbrance, such Unacceptable Encumbrance shall have been eliminated or modified to the reasonable satisfaction of Parent.

         (b) Parent shall have received the Title Insurance described in Section 6.6.

         8.10 Due Diligence. The due diligence conducted by Parent and its representatives in connection with the proposed transactions contemplated hereby shall not have caused Parent or its representatives to become aware of any facts relating to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company which, in the good faith judgment of Parent, make it inadvisable for Parent to proceed with the consummation of the transactions contemplated hereby.

         8.11 Other Documents. Parent shall have received the certificates, instruments and documents listed below:

         (a) The stock certificates representing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, and otherwise in form acceptable to Parent for transfer on the books of the Company.

         (b) The minute books, stock records and corporate seal of the Company, certified as complete and correct as of the Closing Date by the secretary or an assistant secretary of the Company.

         (c) All the Company's books and records, including without limitation minute books, corporate charter, bylaws, stock records, bank account records, accounting records, computer records and all contracts with third parties.

         (d) A copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, certified by the secretary or an assistant secretary of the Company.

         (e) A certificate from the Secretary of State of Oklahoma dated not more than ten (10) days prior to the Closing Date, as to the legal existence and good standing, respectively, of the Company under the laws of such state.

         (f) Lien search reports, each dated not more than ten (10) days prior to the Closing Date, showing that no financing statements or other liens (or notices with respect to liens) naming the Company as debtor are on file in the Uniform Commercial Code or other relevant records of the county clerk's office of Oklahoma County.

         (g) Such other certificates, instruments and documents as may be reasonably requested by Parent prior to the Closing Date to carry out the intent and purposes of this Agreement.

                 ARTICLE IX -- TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

         (a)  by mutual written consent of Sellers and Parent; or

         (b) by either Sellers or Parent, if:

                  (i) the Closing shall not have occurred on or before June 30, 1998, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i); or

                  (ii) there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and nonappealable; or

         (c) by Sellers, if (i) any of the representations and warranties of Crescent, Parent or Sub contained in this Agreement shall not be true and correct, when made or at any time prior to the Closing as if made at and as of such time or (ii) Crescent, Parent or Sub shall have failed to fulfill any of its obligations under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within thirty (30) days of actual knowledge thereof by Crescent or Parent; or

         (d) by Crescent or Parent, if (i) any of the representations and warranties of Sellers or the Company contained in this Agreement shall not be true and correct, when made or at any time prior to the Closing as if made at and as of such time, or (ii) Sellers or the Company shall have failed to fulfill any of their obligations under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days of actual knowledge thereof by Sellers.

         9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 by Sellers, on the one hand, or Crescent and Parent, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section 9.2 and in Section 6.7 shall survive the termination hereof. Nothing contained in this Section 9.2 shall relieve any party from liability for damages as a result of any breach of this Agreement.

         9.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

         9.4 Waiver. Each of Sellers and the Company, on the one hand, and Crescent and Parent, on the other, may (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate, or writing delivered pursuant hereto or (ii) waive compliance by the other with any of the other's agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         9.5 Remedies Not Exclusive. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                            ARTICLE X -- SURVIVAL OF
                        REPRESENTATIONS; INDEMNIFICATION

         10.1 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto and the related indemnity provisions shall survive the Closing and for the three (3) year period thereafter, regardless of any investigation made by or on behalf of any party.

         10.2 Indemnification by Sellers. Subject to the terms and conditions of this Article X, Sellers jointly and severally shall indemnify, defend and hold harmless Crescent, the subsidiaries and parent corporations of Crescent, each director and officer of Crescent or any of its subsidiaries or parent corporations, and each affiliate thereof, and their respective heirs, legal representatives, successors and assigns (collectively, the "Crescent Group"), from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever, whether actual or consequential (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by any member of the Crescent Group, directly or indirectly, by reason of or resulting from any breach by Sellers of any of their representations, warranties, covenants or agreements contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto (collectively, "Crescent Claims").

         10.3 Indemnification by Crescent. Subject to the terms and conditions of this Article X, Crescent shall indemnify, defend, and hold harmless each Seller, the subsidiaries and parent corporations, if any, of such Seller, each director and officer, if any, of such Seller or any of its subsidiaries or parent corporations, and each affiliate thereof, and their respective heirs, legal representatives, successors and assigns (collectively, the "Seller Group"), from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by any member of the Seller

Group, directly or indirectly, by reason of or resulting from any breach by Crescent of any of its representations, warranties, covenants or agreements contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto (collectively, "Seller Claims").

         10.4 Threshold for Crescent Claims. No indemnification shall be required to be made by the Sellers pursuant to this Article X with respect to any Crescent Claims unless and until the aggregate amount of Damages incurred by Sellers with respect to all Crescent Claims (whether asserted, resulting, imposed or incurred before, on or after the Closing Date) exceeds ten thousand dollars ($10,000), it being agreed and understood that, if such amount is exceeded, Sellers shall be jointly and severally liable to the fullest extent of such Damages, including those not in excess of ten thousand dollars ($10,000).

         10.5 Limitations on Crescent Claims. No indemnification shall be required to be made by Sellers pursuant to this Article X with respect to any Crescent Claims to the extent that the aggregate amount of damages incurred by the Crescent Group with respect to all Crescent Claims (whether asserted, resulting, imposed, or incurred before, on, or after the Closing Date) exceeds the Merger Consideration.

         10.6 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

                           ARTICLE XI -- MISCELLANEOUS

         11.1 Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or transmitted by first class registered or certified mail, postage prepaid, return receipt requested or sent by prepaid overnight delivery service, or sent by cable, telegram, telefax or telex, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

              If to Crescent:          306 West 7th Street, Suite 1025
                                       Fort Worth, Texas 76102
                                       Attention: Jeffrey Stevens
                                       Telefax: (817) 339-1001

              If to Parent or Sub:     2323 Irving Blvd.
                                       Dallas, Texas 75207
                                       Attention: Mark Roberson
                                       Telefax: (214) 634-9183

              If to Sellers:           4140 S. 87th East Avenue
                                       Tulsa, Oklahoma 74145
                                       Attention: Roger King and Robert Greener
                                       Telefax: (918) 622-1477

         11.2 Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes, and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         11.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent may assign to any wholly owned subsidiary of Parent any of Parent's rights, interests, or obligations hereunder, upon notice to the other party or parties, provided that no such assignment shall relieve Parent of its obligations hereunder. Except as provided in Article X, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

         11.4 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         11.6 Further Assurances. From time to time following the Closing, at the request of any party hereto and without further consideration, the other party or parties hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

         11.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

         11.8 Gender. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         11.9 References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include," "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation." Each reference herein to a Schedule, Exhibit, or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit or Annex to this Agreement. All Schedules, Exhibits and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         11.10 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

         11.11 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         11.12 Jurisdiction and Venue. In respect of any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each of the parties hereto consents to the jurisdiction and venue of any federal or state court located within Tarrant County, Texas, waives personal service of any and all process upon it, consents that all such service of process may be made by first class registered or certified mail, postage prepaid, return receipt requested, directed to it at the address specified in
Section 11.1, agrees that service so made shall be deemed to be completed upon actual receipt thereof, and waives any objection to jurisdiction or venue of, and waives any motion to transfer venue from, any of the aforesaid courts.

                           ARTICLE XII -- DEFINITIONS

         12.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

                  "affiliate" has the meaning specified in Rule 12b-2 promulgated under the Exchange Act.

                  "affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

                  "Affiliated Group" has the meaning set forth in Section 1504 of the Code.

                  "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

                  "Intellectual Property" means patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how, inventions and similar rights, and all registrations, applications, licenses and rights with respect to any of the foregoing.

                  "IRS" means the Internal Revenue Service.

                  "Permits" means licenses, permits, franchises, consents, approvals and other authorizations of or from Governmental Entities.

                  "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

                  "Proceedings" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

                  "reasonable best efforts" means a party's reasonable best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

                  "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

                  "to the best knowledge of Sellers and the Company" (or similar references to Sellers and the Company's knowledge) means the knowledge of or receipt of notice (oral or written) by any of Sellers or the Company's executive officers, as such knowledge has been obtained in the normal conduct of the business of the Company or in connection with the preparation of the Schedules to this Agreement and the furnishing of information to Parent as contemplated by this Agreement, after having made a reasonable investigation of the accuracy of the representations and warranties made by Sellers and the Company in this Agreement or in any document, certificate or other writing furnished by Sellers or the Company to Parent pursuant hereto or in connection herewith.

                  "Transaction Costs" means investment banking, legal, accounting and other fees or costs not deductible for federal income Tax purposes but incurred as a result of the transactions contemplated by this Agreement.

                  "Treasury Regulations" means one or more treasury regulations promulgated under the Code by the Treasury Department of the United States.

         12.2 Certain Additional Defined Terms. In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in
Section 12.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

         Defined Term                                       Section Reference
         ------------                                       -----------------
agreements                                                  3.25
Applicable Environmental Laws                               3.27
Annual Financial Statements                                 3.10
associate                                                   3.30
Benefit Arrangements                                        3.26
Cash Portion of Merger Consideration                        2.1
CERCLA                                                      3.27
Closing                                                     3.44
Closing Date                                                3.44
Common Stock                                                2.1
Crescent Claims                                             10.4
Crescent Group                                              10.2
Crescent Shares                                             4.8
Current Market Price                                        2.2
Damages                                                     3.15
Disposal                                                    3.18
Effective Time                                              1.1
Employee Plans                                              3.26
Employment Agreement                                        8.8
Financial Statements                                        3.10
Hazardous Substance                                         3.27
Latest Balance Sheet                                        3.10
Merger                                                      1.1
Merger Consideration                                        2.2
Multiemployer Plan                                          3.26
Objection Notice                                            6.5
Permitted Encumbrances                                      6.2
Pledge Agreement                                            2.6
Property                                                    3.1
Merger Consideration                                        2.2
RCRA                                                        3.27
Real Property                                               3.18
Release                                                     3.27
Rule 144                                                    3.40
Seller Claims                                               10.3
Seller Group                                                10.3
Shares                                                      3.9
Solid Waste                                                 3.27
State Law                                                   1.1
Surveys                                                     6.5
Surviving Corporation                                       1.1
Title Binders                                               6.5
Title Company                                               6.5
Title Insurance                                             6.5
Unacceptable Encumbrances                                   8.9

                           [Signature page to follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                  Machinery, Inc.


                                  By: /s/ ROGER D. KING
                                     -----------------------------------------
                                     Roger D. King, President

                                  /s/ ROGER D. KING
                                  --------------------------------------------
                                  Roger D. King

                                  /s/ ROBERT A. GREENERS
                                  --------------------------------------------
                                  Robert A. Greener


                                  Crescent Operating, Inc.


                                  By: /s/ RICK KNIGHT
                                     -----------------------------------------
                                     Name:  Rick Knight
                                          ------------------------------------
                                     Title: CFO
                                           -----------------------------------

                                  Crescent Machinery Company


                                  By: /s/ MARK ROBERSON
                                     -----------------------------------------
                                     Name:  Mark Roberson
                                          ------------------------------------
                                     Title: President
                                           -----------------------------------

                                  Oklahoma Machinery, Inc.


                                  By: /s/ MARK ROBERSON
                                     -----------------------------------------
                                     Name:  Mark Roberson
                                          ------------------------------------
                                     Title: President
                                           -----------------------------------